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                                   AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                      LIMITED LIABILITY Company AGREEMENT
                                       OF
                        ACME INTERMEDIATE HOLDINGS, LLC

         This Amendment is made as of August 25, 1998 by and among, ACME Intermediate Holdings, LLC (the "Company") and each of its members, ACME Television Holdings, LLC ("ACME Parent"), ACME Subsidiary Holdings, LLC and ACME Subsidiary Holdings IV, LLC, for the purpose of amending the Amended and Restated Limited Liability Company Agreement of the Company dated as of September 24, 1997 (the "LLC Agreement"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the LLC Agreement.

         WHEREAS, in connection with the Asset Purchase Agreement, dated March 2, 1998, relating to the acquisition of Station WTVK in Naples, Florida, ACME Parent sold 1,046.5 Seller Units of ACME Parent to the sellers of Station WTVK;

         WHEREAS, ACME Parent contributed to the Company the entire cash proceeds received from the sale of these 1,046.5 Seller Units;

         WHEREAS, in exchange for such contribution from ACME Parent, the Company desires to issue Common Units to ACME Parent;

         WHEREAS, in connection with Section 4.3(b) of the Membership Unitholders Agreement, dated September 30, 1997, by and among the Company, ACME Parent and CIBC Wood Gundy Securities Corp., the Majority Member of the Company has determined in good faith that the contribution received by the Company from ACME Parent from the sale of 1,046.5 Seller Units is at least equal to the fair market value of 15,561 Common Units;

         WHEREAS, since the current number of Common Units authorized for issuance is 895,425, all of which have been previously issued, the parties hereto desire to amend the LLC Agreement to increase the number of Common Units authorized for issuance in order to issue such 15,561 Common Units to ACME Parent;

         WHEREAS, Section 10.04 of the LLC Agreement provides that amendments to the LLC Agreement may be made in writing by all of the members of the Company; and

         WHEREAS, the undersigned, constituting all of the members of the Company, desire to amend the LLC Agreement pursuant to this Amendment.



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NOW, THEREFORE, the parties hereto agree as follows:

1. AMENDMENT. The second paragraph of Section 3.01 of the LLC Agreement is hereby amended and restated to read as follows:

      "The Company hereby authorizes for issuance 1,000,000 Common Units. As of August 25, 1998, the Company shall have issued 910,986 Common Units to the Members as set forth on Schedule A hereto."

2. EFFECT. Except as amended hereby, the LLC Agreement shall remain in full force and effect in accordance with its terms.

3. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



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      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                           ACME Intermediate Holdings, LLC


                                           By: /s/ DOUGLAS GEALY
                                               -------------------------------
                                                   Douglas Gealy
                                                   President and Chief Operating
                                                   Officer



                                           ACME Television Holdings, LLC


                                           By: /s/ DOUGLAS GEALY
                                               -------------------------------
                                                   Douglas Gealy
                                                   President and Chief Operating
                                                   Officer



                                           ACME Subsidiary Holdings, LLC


                                           By: /s/ DOUGLAS GEALY
                                               -------------------------------
                                                   Douglas Gealy
                                                   President and Chief Operating
                                                   Officer



                                           ACME Subsidiary Holdings IV, LLC


                                           By: /s/ DOUGLAS GEALY
                                               -------------------------------
                                                   Douglas Gealy
                                                   President and Chief Operating
                                                   Officer



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